Contact: William E. Keslar
                                        Don H. Herring
                                        (412) 433-6870

FOR IMMEDIATE RELEASE



USX CORPORATION DECLARES SECOND QUARTER DIVIDEND

ON U. S. STEEL GROUP COMMON STOCK

        PITTSBURGH, July 25, 2000 - USX Corporation announced that the Board of Directors declared a dividend of 25 cents per share on

USX-U. S. Steel Group (NYSE:X) Common Stock.  The dividend is payable

September 9, 2000, to stockholders of record at the close of business August

16, 2000.  The directors also declared a dividend of $0.8125 per share on USX

Corporation's 6.50% Cumulative Convertible Preferred Stock.  This dividend is payable September 29, 2000 to stockholders of record at the close of business

August 31, 2000.



For more information on USX Corporation and U. S. Steel Group visit our websites at www.usx.com and www.ussteel.com.







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